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EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement, Form S-3, pertaining to Bluefly, Inc. of our report dated March 26, 1999, with respect to the consolidated financial statements of Bluefly, Inc. for the two years ended December 31, 1998 and the consolidated statements of operations, changes in shareholders' equity, and cash flows for the year ended December 31, 1997 included in its Annual Report on Form (10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                           M.R. Weiser & Co. LLP


New York, New York
November 20, 2000